UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

PACIFIC OFFICE PROPERTIES TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PACIFIC OFFICE PROPERTIES TRUST, INC. 841 Bishop Street, Suite 1700 Honolulu, Hawaii 96813
___________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2017
___________________

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Pacific Office Properties Trust, Inc. (the “Company”) will be held on Tuesday, June 20, 2017 at 10:00 a.m. local time at 841 Bishop Street, 17th Floor, Honolulu, Hawaii 96813 for the following purposes as more fully described in the accompanying Proxy Statement:

1.	To elect two directors of the Company to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

3.	To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.
You may vote if you were a stockholder of record as of the close of business on May 4, 2017. If you do not plan to attend the meeting and vote your shares of stock in the Company in person, please vote in one of the following ways:

•	Use the toll-free telephone number shown on your proxy card (this call is free if made in the United States, Canada or Puerto Rico);

•	Go to the website address shown on your proxy card and vote via the Internet; or

•	Mark, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope.
If your shares of stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted.
Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.
By Order of the Board of Directors

Kimberly F. Aquino
Corporate Secretary

Honolulu, HI
May 22, 2017

Important notice regarding the availability of proxy materials for the
Annual Meeting of Stockholders to be held on June 20, 2017

Our Proxy Statement and Annual Report to Stockholders are available at www.pacificofficeproperties.com

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PROXY STATEMENT

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PACIFIC OFFICE PROPERTIES TRUST, INC.
841 Bishop Street, Suite 1700
Honolulu, Hawaii 96813
____________
PROXY STATEMENT
____________

This proxy statement and the enclosed proxy card are being mailed to stockholders on or about May 22, 2017 and are furnished in connection with the solicitation of proxies by the board of directors of Pacific Office Properties Trust, Inc. for use at the Annual Meeting of stockholders of Pacific Office Properties to be held on Tuesday, June 20, 2017 at 10:00 a.m. local time at 841 Bishop Street, Suite 1700, Honolulu, Hawaii 96813, which we refer to as the “Annual Meeting,” and at any adjournments or postponements thereof. The proxy statement and our 2016 Annual Report to Stockholders, or the “2016 Annual Report,” are also available on the Internet at www.pacificofficeproperties.com.
When we use the words “we,” “us,” “our,” “Pacific Office Properties” or “Company,” we are referring to Pacific Office Properties Trust, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the meeting?
If our records show that you were a holder of either our Class A Common Stock, our Class B Common Stock or our Senior Common Stock, which together we refer to as our “common stock,” or our proportionate voting preferred stock, which together with our common stock, we refer to as “stock,” at the close of business on May 4, 2017, which is referred to in this proxy statement as the “record date,” you are entitled to receive notice of the meeting and to vote the shares of stock that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon. We have one outstanding share of proportionate voting preferred stock, held by Pacific Office Holding, Inc., which we refer to as “Pacific Office Holding,” and that share of proportionate voting preferred stock entitles Pacific Office Holding to cast votes equal to the total number of shares of common stock issuable upon exchange of the common limited partnership units, or “Common Units,” and convertible preferred limited partnership units, or “Preferred Units,” issued on March 19, 2008 by Pacific Office Properties, L.P., which we refer to as our “Operating Partnership.” Stockholders do not have the right to cumulate votes in the election of directors.
What is the purpose of the meeting?
At the Annual Meeting, you will be asked:

•	to vote upon the election of two directors;

•	to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•	to consider and act upon any other matters that may properly be brought before the meeting and at any adjournments or postponements thereof.

What constitutes a quorum?
The presence, in person or by proxy, of holders of common stock and proportionate voting preferred stock representing a majority of the votes entitled to be cast at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, there were 6,352,081 shares of common stock outstanding (consisting of 3,941,142 shares of Class A Common Stock, 100 shares of Class B Common Stock and 2,410,839 shares of Senior Common Stock), and one share of proportionate voting preferred stock outstanding and entitled to vote at the meeting. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon, and our outstanding share of proportionate voting preferred stock entitles its holder to cast 46,173,693 votes for each matter to be voted upon.
What vote is needed to approve each proposal?
The vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of directors. The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for the ratification of our independent registered public accounting firm. Any other matters properly presented at the meeting for stockholder approval will require the affirmative vote of a majority of the votes cast at the meeting, unless more than a majority of the votes cast is required to approve such other matters under Maryland law. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote “for” or “against” and will not be counted as “votes cast.” Therefore, assuming a quorum is present, abstentions will have no effect on any of these proposals. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, such as the election of directors, will be treated in the same manner as abstentions for purposes of the Annual Meeting. None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or our charter.
Can I revoke my vote after I submit my proxy card?
If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	filing a written notice revoking the proxy with our Corporate Secretary at our address;

•	properly signing and forwarding to us at our address a proxy with a later date; or

•	appearing in person and voting by ballot at the meeting.
If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.
How do I vote?
Voting in Person at the Meeting. If you are a registered stockholder and attend the Annual Meeting, you may vote in person at the meeting. If your shares of common stock are held in street name and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of common stock of record.
Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock in your own name as a holder of record with our transfer agent, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock in one of the following ways:

•
By Mail. If you would like to authorize a proxy to vote your shares by mail, then please mark, sign and date your proxy card and return it promptly to Computershare Investor Services in the postage-paid envelope provided.

•
By Telephone. You may authorize a proxy to vote your shares by telephone by calling the toll-free number listed on your proxy card. Telephone proxy authorization is available 24 hours each day until 12:00 a.m., Eastern Time, on June 20, 2017. When you call, please have your proxy card in hand, and you will receive a series of voice instructions which will allow you to authorize a proxy to vote your shares of common stock. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•
By Internet. You also have the option to authorize a proxy to vote your shares by the Internet. The website for Internet proxy authorization is printed on your proxy card. Internet proxy authorization is available 24 hours each day until 12:00 a.m., Eastern Time, on June 20, 2017. As with telephone proxy authorization, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

Voting by Proxy for Shares Registered in Street Name. If your shares of common stock are held in street name, you must follow the voting instructions provided to you by your broker, bank or other nominee holder in order to have your shares of common stock voted on all items. Only your broker, bank or other nominee holder can vote your shares. Without your instructions, your broker is permitted to use its own discretion and vote your shares on certain routine matters (such as the ratification of our independent registered public accounting firm) but is not permitted to use discretion and vote your shares on non-routine matters (such as the election of directors).
Please see the enclosed proxy card for further instructions on how to submit your vote.
How is my vote counted?
If you properly execute a proxy in the accompanying form, and we receive it prior to voting at the meeting, or if you authorize your proxy to vote your shares electronically through the Internet or by telephone, the shares of stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted “for” the election of the nominees for directors listed in Proposal 1, “for” ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and as recommended by our board of directors with regard to all other matters in its discretion. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.
How are proxies solicited and who paid for this proxy solicitation?
Solicitation of proxies will be primarily by mail. However, directors and officers of the Company also may solicit proxies by telephone or telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokering houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons.
What are the requirements for presenting director nominations and stockholder proposals?
Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2018 must be received by our Corporate Secretary at our Company’s principal executive offices at Pacific Office Properties Trust, Inc., 841 Bishop Street, Suite 1700, Honolulu, Hawaii 96813, by January 22, 2018.
In addition, our bylaws provide that in order for director nominations or stockholder proposals to be properly brought before the meeting, the stockholder must have delivered timely notice to our Corporate Secretary at the Company’s offices at the address listed above. Under our bylaws, to be timely, notice must have been delivered not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of mailing of the notice for the previous year’s annual meeting, or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder must be delivered no earlier than 150 days prior to the date of such annual meeting nor after the later of 120 days prior to such annual meeting or 10 days following the date such meeting is first publicly announced. The Company must receive any proposals for consideration at the 2018 annual meeting of stockholders no earlier than December 23, 2017 and no later than January 22, 2018. In addition, the form of proxy that the board of directors will solicit in connection with the Company’s 2018 annual meeting of stockholders will confer discretionary authority to vote on any proposal received after January 22, 2018.
Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, the requirements of our bylaws, and the applicable requirements of Maryland law.
Can I receive future stockholder communications electronically through the Internet?
Yes. You may elect to receive future notices of meetings, proxy materials and annual reports electronically through the Internet at www.proxyvote.com. To consent to electronic delivery, vote your shares using the Internet. At the end of the Internet voting procedure, the on-screen Internet voting instructions will tell you how to request that future stockholder communications be sent to you electronically.
Once you consent to electronic delivery, you must vote your shares using the Internet and your consent will remain in effect until withdrawn. You may withdraw this consent at any time during the voting process and resume receiving stockholder communications in print form.
What other information should I review before voting?
For your review, our 2016 Annual Report, which includes financial statements for the fiscal year ended December 31, 2016, is being mailed to you concurrently with the mailing of this proxy statement. The 2016 Annual Report, however, is not part of the proxy solicitation material. You may also obtain, free of charge, a copy of our 2016 Annual Report on our website at http://www.pacificofficeproperties.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission, or the SEC.

PROPOSAL 1: ELECTION OF DIRECTORS
Introduction
At the Annual Meeting, both of our directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. Our board of directors has nominated both of our current directors for re-election at the Annual Meeting. Our board of directors anticipates that, if elected, the nominees will serve as directors. However, if either person nominated by our board of directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as our board of directors may recommend.
Vote Required
Directors will be elected by a plurality of the votes cast at the Annual Meeting if a quorum is present. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as “yes” votes; votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, but they will be counted when determining whether there is a quorum present. In the absence of your voting instructions, your broker may not vote your shares in its discretion with respect to the election of directors.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED IN THIS PROPOSAL 1. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.
Information Regarding the Nominees and Executive Officers
The following biographical descriptions set forth certain information with respect to the nominees for election as directors at the Annual Meeting, both of whom currently serve as directors of the Company, and our executive officers (neither of whom are directors), based on information furnished to Pacific Office Properties by each nominee and executive officer as of February 2017. Each executive officer holds office until the regular meeting of the board of directors following the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier resignation or removal.
Jay H. Shidler, 71, has been Chairman of our board of directors since March 2008. Mr. Shidler is the founder and Managing Partner of The Shidler Group, a national real estate investment firm. Since forming The Shidler Group in 1972, Mr. Shidler and his affiliates have acquired and managed over 2,000 properties in 40 states and Canada. Mr. Shidler has founded and has been the initial investor in numerous public and private companies. In addition to the Company, these include three other public REITs — TriNet Corporate Realty Trust, Inc. (formerly NYSE: TRI), now part of iStar Financial; First Industrial Realty Trust, Inc. (NYSE: FR), and Corporate Office Properties Trust (NYSE: OFC). Mr. Shidler served as Chairman of the board of trustees of Corporate Office Properties Trust from October 1997 through May 2013 and as a trustee until May 2014. Mr. Shidler also served as Chairman of the board of directors of First Industrial Realty Trust, Inc. from 1993 through January 2009, and as a director until May 2010. Mr. Shidler is an active supporter of a number of educational, cultural and charitable organizations. He received a bachelor’s degree in business administration from the University of Hawaii. In honor of Mr. Shidler, in 2006, the University of Hawaii renamed its business school the Shidler College of Business.
We believe that Mr. Shidler’s demonstrated board leadership, significant expertise in the field of real estate investment and finance and his experience with public REITs is invaluable to us, and highly qualifies him as a member of our board of directors.
Michael W. Brennan, 60, has been a member of our board of directors since March 2008. Since January 2010, Mr. Brennan has served as Chairman of Brennan Investment Group, LLC, a group specializing in industrial properties. From 1999 to 2008, Mr. Brennan served as President, Chief Executive Officer and a member of the board of directors of First Industrial Realty Trust, Inc. (NYSE: FR) and from 1994, the year he co-founded First Industrial, to 1999, he served as its Chief Operating Officer and Chief Acquisitions Officer. Mr. Brennan joined The Shidler Group as its principal acquisitions executive in 1986 and was named partner of its Mid-West region in 1988. He began his career as an investment specialist with CB Commercial (now CB Richard Ellis Group, Inc.), a commercial real estate brokerage firm. Mr. Brennan has orchestrated more than $12 billion in industrial real estate transactions in the course of his 30-year career and is considered an industry expert, having appeared on CNBC, CNNfn and Bloomberg Television. In May 2009, Mr. Brennan was appointed Executive Director of the James A. Graaskamp School of Real Estate at the University of Wisconsin. From 2005 to 2009, Mr. Brennan served as a director of Strategic Hotels & Resorts, Inc. (NYSE: BEE). He holds a bachelor’s degree in finance from the University of Notre Dame.
We believe that Mr. Brennan’s experience in acquiring and operating commercial real estate, and experience with a public REIT, including as Chief Executive Officer and a director of First Industrial Realty Trust, Inc., adds valuable insight to our board and highly qualifies him as a member of our board of directors.
Executive Officers
Lawrence J. Taff, 59, has served as our President, Chief Executive Officer, Chief Financial Officer and Treasurer, and as President of our Advisor, since March 2012. Prior to that, Mr. Taff served as our Executive Vice President since January 2009. Mr. Taff has been a partner of The Shidler Group since 1995, responsible for overseeing financial management and property operations in Hawaii. Mr. Taff began his career with Arthur Andersen LLP in 1980. Rising to the position of Tax Partner in 1993, he was responsible for real estate consulting as well as tax compliance and consulting. Mr. Taff received a bachelor’s degree in accounting from California Polytechnic University, Pomona and is a certified public accountant.
Kimberly F. Aquino, 52, has served as our Vice President and Corporate Secretary, and as Vice President and Corporate Secretary of our Advisor, since March 2012. Prior to that, Ms. Aquino served as our Corporate Secretary since February 2011. She also served in that capacity from March 2008 to May 2009. Ms. Aquino has been a managing partner of The Shidler Group since 2013 and a partner since 2009 and has served in various capacities in The Shidler Group since 1991, most recently as Senior Vice President from 2004 to 2009 and Assistant Vice President and Vice President from 1995 to 2004. Prior to joining The Shidler Group, Ms. Aquino managed the national and international referral network at a large real estate brokerage firm.
Corporate Governance — Board of Directors
We are externally advised by Shidler Pacific Advisors, LLC, referred to as Shidler Pacific Advisors or our Advisor, an entity that is owned and controlled by Jay H. Shidler, our Chairman of the Board. Our day-to-day operations are managed by Shidler Pacific Advisors under the ultimate oversight and direction of our board of directors. The board reviews management’s strategy, approves and implements governance policies, monitors its own performance and the performance of top management, and provides oversight of financial reporting and legal compliance.
Independence and Composition
Our board is comprised of two directors, Messrs. Shidler and Brennan, one of whom — Mr. Brennan — is an “independent” director under the listing standards of the NYSE MKT.
Board Committees
Our board of directors is currently comprised of two directors. In light of its small size, our board has determined that it is appropriate for the board of directors as a whole to fulfill the functions typically delegated to committees. As such, we do not have an audit committee (or an audit committee financial expert serving on such committee), a compensation committee or a nominating committee.
Board Leadership Structure and Role in Risk Oversight
In accordance with our bylaws, our board of directors elects our Chairman of the Board and our Chief Executive Officer, and each of these positions may be held by the same or separate persons.  Although our board has not adopted a policy as to whether the role of the Chairman and Chief Executive Officer should be separate, our current Chief Executive Officer does not serve on our board of directors. The board of directors believes that the current structure is appropriate, as we have no employees and are externally managed by Shidler Pacific Advisors.  We believe that this structure allows the Chairman to focus on providing advice to and oversight of management, while allowing our Chief Executive Officer to focus on our day-to-day business.
Our board of directors has an active role in overseeing management of the Company’s risks, in part through its oversight of our Advisor and our executive officers, who are employees of our Advisor.  The Company has the right to terminate the Advisory Agreement with Shidler Pacific Advisors, with or without cause, upon 90 days’ notice if so determined by the vote of a majority of our directors who are not affiliated with the Advisor.  The board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each.  The board is responsible for overseeing the process by which our management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management has taken to monitor and control these exposures. The board of directors also evaluates the policies implemented by management to assure the adequacy of internal control and the financial reporting process, and to monitor compliance with laws and regulations and the Company’s code of business conduct and ethics.
Meetings and Attendance
Our board of directors met four times in the fiscal year ended December 31, 2016. Each director attended all of the board meetings held in 2016. We encourage but do not require board members to attend our annual meetings of stockholders. One of our directors was in attendance at our annual meeting of stockholders in 2016.
Director Nominations
As stated above, our board of directors does not have a nominating committee, and the board has not adopted a charter regarding the director nomination process. Considering the size of our board of directors, our board of directors believes that decisions relating to nominations for election to the board, including the evaluation of director nominees recommended by stockholders, can be made on a case-by-case basis by the whole board.
Our board of directors will evaluate a director nominee recommended by stockholders in the same manner as it evaluates director candidates recommended otherwise. See the section of this proxy statement entitled “QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING” for a description about how stockholders desiring to make nominations for directors can do so. When considering potential director candidates, the board will consider the candidate’s experience, knowledge, skills, expertise, judgment, acumen, character, integrity, diversity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time and efforts to board responsibilities. We believe that selecting candidates on the basis of these criteria enhances the board’s ability to manage and direct the affairs and business of the Company. Although diversity may be a consideration in the selection of director nominees, the board does not have a formal policy with regard to the consideration of diversity in identifying director nominees.

Stockholder Communications
The board of directors has a process whereby stockholders and other interested parties can send communications to our directors. Anyone wishing to communicate directly with one or more directors may do so in writing, addressed to the director(s) or the entire board of directors, in care of the Office of the Chairman, Pacific Office Properties Trust, Inc., 841 Bishop Street, Suite 1700, Honolulu, Hawaii 96813. To make confidential submissions to any director or to the entire board of directors, please indicate “confidential” on any correspondence.
Code of Business Conduct and Ethics
Our directors, officers and employees (if any) are governed by the Company’s code of business conduct and ethics, which is available on our website at http://www.pacificofficeproperties.com and in print free of charge to any stockholder that requests it. Amendments to, or waivers from, a provision of the code of business conduct and ethics will be posted to the Company’s website promptly following the date of the amendment or waiver.
2016 Director Compensation
In 2016, our directors were entitled to an annual fee of $45,000. Mr. Shidler waived his annual fee. We do not pay meeting fees to our directors, although our directors are entitled to reimbursement for reasonable out-of-pocket costs incurred in connection with their services as directors. Neither of the directors named in the table below held any outstanding equity awards as of December 31, 2016.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Jay H. Shidler	—	—	—	—	—	—	—
Michael W. Brennan	$45,000	—	—	—	—	—	$45,000

Executive Officer Compensation
We are externally advised by Shidler Pacific Advisors and have no employees of our own. We do not, and did not at any time during the years ended December 31, 2016 or 2015, compensate our executive officers for their service in such capacity, and we do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers and we have not included a resolution subject to a stockholder advisory vote to approve the compensation of our executive officers in this proxy statement.
In accordance with our Advisory Agreement with Shidler Pacific Advisors, Shidler Pacific Advisors manages, operates and administers our day-to-day operations, business and affairs, for which it receives a management fee and is entitled to certain other fees. Our executive officers are officers of Shidler Pacific Advisors and are compensated by Shidler Pacific Advisors. See the section of this proxy statement entitled “Certain Relationships and Related Transactions” below for a discussion of fees and expenses paid to Shidler Pacific Advisors.
Outstanding Equity Awards at Fiscal Year-End 2016
Neither of our executive officers held any outstanding equity awards at December 31, 2016. We do not currently, and did not as of December 31, 2016, have an equity compensation plan for the benefit of our directors, our executive officers or employees of Shidler Pacific Advisors.

Indemnification of Directors and Officers
Our charter and the partnership agreement of our Operating Partnership provide for indemnification of our directors and officers against liabilities to the fullest extent permitted by applicable law. If a director or officer is a party, or is threatened to be made a party, to any proceeding by reason of such director’s or officer’s status as a director or officer, we must indemnify such director or officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer received an improper personal benefit in money, property or services; or

•	in the case of a criminal proceeding, the director or officer had reasonable cause to believe his or her conduct was unlawful.
In the event of any amendment to the Maryland General Corporation Law, or MGCL, permitting us to provide broader indemnification rights than are currently set forth in our charter, such rights would be provided to the fullest extent required or permitted by the MGCL as so amended. Any amendment of the partnership agreement of our Operating Partnership related to the indemnification of our directors and officers will be prospective only and will not affect our existing indemnification obligations to our directors or officers.
Security Ownership of Management and Certain Beneficial Owners
The following table sets forth certain information regarding beneficial ownership and voting power of all of our Class A Common Stock as of May 1, 2017, by: (i) each of our directors and executive officers, (ii) all of our directors and executive officers as a group, and (iii) each person who we know to own beneficially more than 5% of our Class A Common Stock. As of May 1, 2017, none of our directors or executive officers own any shares of Senior Common Stock or Class B Common Stock. To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

	Shares Beneficially Owned(3)				Number of Limited Partnership Units Representing Economic Interests(5)
Name and Address(2)	Number of Shares of Class A Common Stock		Percent of Class	Percent of Total Voting Power(4)
Jay H. Shidler	46,921,043	(6)	19.0%	89.3%	18,657,829
Michael W. Brennan	26,109		(1)	(1)	133,514
Lawrence J. Taff	188,247		4.8%	(1)	4,477,052
Kimberly F. Aquino	—		—	—	330,989
All directors and executive officers as a group (four persons)(7)	47,135,399		24.4%	89.7%	23,599,384
James C. Reynolds	477,004	(8)	12.1%	(1)	10,827,368
Matthew J. Root	198,247	(9)	5.0%	(1)	4,502,589
___________________________

(1)	Less than 1%.

(2)	Unless otherwise indicated, the address for each listed person is c/o Pacific Office Properties Trust, Inc., 841 Bishop Street, Suite 1700, Honolulu, Hawaii 96813.

(3)
Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 and generally includes securities that a person has the right to acquire within 60 days.

(4)
Based on a total of 3,941,142 shares of Class A Common Stock, 100 shares of Class B Common Stock, 2,410,839 shares of Senior Common Stock and one share of Proportionate Voting Preferred Stock outstanding as of May 1, 2017. In calculating the percentage of total voting power, the voting power of shares of Class A Common Stock (one vote per share), Class B Common Stock (one vote per share), Senior Common Stock (one vote per share) and Proportionate Voting Preferred Stock (one vote for each share of Class A Common Stock for which the Common Units and Preferred Units held by POP Venture, LLC, referred to as Venture, could be exchanged, or 46,173,693 votes) has been aggregated.

(5)
The number of units reported reflects each listed person’s indirect economic interests in units of our Operating Partnership held by Venture. Such interests are held by such listed person through indirect membership interests in Venture and for which such listed person, except for Mr. Shidler, exercises no voting power or investment power.

(6)
Includes 747,350 shares of Class A Common Stock held indirectly by Mr. Shidler and 46,173,693 shares of Class A Common Stock represented by the Common Units and Preferred Units held by Venture, which is controlled by Mr. Shidler, and for which the Common Units and Preferred Units would be exchangeable absent any restrictions currently placed on such exchange. The percentage reported under “Percent of Class” does not reflect the 46,173,693 shares of Class A Common Stock represented by the Common Units and Preferred Units, as referenced above. Pursuant to a Schedule 13D/A filed with the SEC on October 5, 2009, Mr. Shidler, Shidler Equities L.P., a Hawaii limited partnership (“Shidler LP”), and Shidler Equities Corp., a Hawaii corporation (“Shidler Corp.” and collectively, with Mr. Shidler and Shidler LP, “Shidler”) have sole voting and sole dispositive power over 747,350 shares of Class A Common Stock.

(7)
Includes 46,173,693 shares of Class A Common Stock represented by the Common Units and Preferred Units held by Venture, which is controlled by Mr. Shidler, and into which the Common Units and Preferred Units would be exchangeable absent any restrictions currently placed on such exchange.

(8)
Information based on a Schedule 13G/A filed with the SEC on October 2, 2009, by James C. Reynolds, Reynolds Partners, L.P., a Hawaii limited partnership (“Reynolds Partners”) of which the general partner is JC Reynolds, LLC, a Hawaii limited liability company of which Mr. Reynolds is the managing member, and The James C. Reynolds Revocable Living Trust, under a Trust Agreement dated May 25, 1982 for The James C. Reynolds Revocable Living Trust (the “Reynolds Trust”), of which Mr. Reynolds is the trustee. The Schedule 13G/A states that Mr. Reynolds has sole voting and sole dispositive power over 200,504 shares of Class A Common Stock held by Reynolds Partners and 276,500 shares of Class A Common Stock held by the Reynolds Trust. Mr. Reynolds’s address is c/o Parallel Capital Partners, Inc., 4105 Sorrento Valley Boulevard, San Diego, CA 92121.

(9)
Information based on a Schedule 13D filed with the SEC on October 5, 2009. Includes 98,247 shares of Class A Common Stock held directly by MJR Equities, LLC, of which Mr. Root is the managing member, and 100,000 shares of Class A Common Stock held by a trust of which Mr. Root is the trustee. Mr. Root disclaims beneficial ownership of the 100,000 shares held by this trust. Mr. Root’s minor children are the beneficiaries of the Root Family Investment Trust, an irrevocable trust that owns an additional 90,000 shares of Class A Common Stock; Mr. Root does not have investment or voting control over these shares. Mr. Root’s address is c/o Parallel Capital Partners, Inc., 4105 Sorrento Valley Boulevard, San Diego, CA 92121.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.
To the best of the Company’s knowledge and based solely on written representations that no reports were required, no officers, directors or greater than 10% beneficial owners failed to file, on a timely basis, any Forms 3, 4 or 5 during the year ended December 31, 2016.
Certain Relationships and Related Transactions
We are externally advised by Shidler Pacific Advisors, an entity that is owned and controlled by Mr. Shidler, our Chairman of the Board. Under our Advisory Agreement with Shidler Pacific Advisors, Shidler Pacific Advisors is responsible for the day-to-day operation and management of the Company and the Operating Partnership in accordance with guidelines established by our board of directors.
For performing services under the Advisory Agreement, during the years ended December 31, 2016 and 2015, Shidler Pacific Advisors was entitled to:

•	a corporate management fee of $175,000 per quarter, which was payable in arrears on a quarterly basis; and

•	real property asset management and related fees for performing real property management and related services for the Company.
Real property asset management and related fees payable are required to be based on the prevailing market rates for similar services provided on an arms-length basis in the area in which the subject property is located, and must be approved by a majority of our directors who are not employees of the Company or Shidler Pacific Advisors. The Advisory Agreement is terminable by either party on 90 days’ notice.
The fees that were earned by Shidler Pacific Advisors, as described above, are summarized in the table below (in thousands):

	2016	2015
Property management(1)	$2,004	$1,896
Corporate management	700	700
Construction management and other	125	198
Total	$2,829	$2,794
___________________________

(1)	Property management fees are calculated as a percentage of the rental cash receipts collected by the properties (ranging from 2.5% to 3.0%), plus the payroll costs of on-site employees.

Shidler Pacific Advisors leased space from us at certain of our wholly-owned properties for building management and corporate offices. The rents from these leases totaled $0.6 million for each of the years ended December 31, 2016 and 2015. At December 31, 2016, we owed Shidler Pacific Advisors $0.7 million.

Unsecured Notes Payable to Current and Former Related Persons

We have outstanding promissory notes in the aggregate principal amount of $32.4 million payable by the Operating Partnership to certain current and former related persons.

In 2008, we issued promissory notes in the aggregate principal amount of $21.1 million as consideration for having funded certain capital improvements prior to the completion of our formation transactions and upon the exercise of an option granted to us as part of our formation transactions in 2008. These promissory notes accrue interest at a rate of 7% per annum, with interest payable quarterly, subject to the Operating Partnership’s right to defer the payment of interest for any or all periods until the date of maturity. These promissory notes were originally scheduled to mature on various dates commencing on March 19, 2013 through August 31, 2013, but we elected to extend maturity for one additional year. The maturity date of these promissory notes has subsequently been extended to be coterminous with the maturity of the promissory note issued in September 2016 (as described below).

Based on their respective ownership in the entities holding these promissory notes, the aggregate principal amount attributable to each of Messrs. Shidler (our Chairman of the Board), James C. Reynolds (who beneficially owns approximately 12% of our Class A Common Stock), James R. Ingebritsen (our former Chief Executive Officer), Matthew J. Root (our former Chief Investment Officer) and Lawrence J. Taff (our current Chief Executive Officer and Chief Financial Officer) was $6.8 million, $6.1 million, $2.7 million, $2.7 million and $2.0 million, respectively. Interests in the remaining $0.8 million are held by entities controlled by Mr. Reynolds.

In February 2014, we issued promissory notes in the aggregate principal amount of $8.3 million to settle claims under tax protection agreements relating to the sale of our First Insurance Center property in 2012. The notes were issued to the following persons or to entities controlled by such persons in the following principal amounts: Mr. Shidler ($2.0 million), Mr. Taff ($1.1 million), Mr. Reynolds ($2.7 million), Mr. Ingebritsen ($1.3 million) and Mr. Root ($1.3 million). These promissory notes accrue interest at a rate of 5% per annum, with interest payable quarterly, subject to the Operating Partnership’s right to defer the payment of interest for any or all periods until the date of maturity, and were originally scheduled to mature on December 31, 2015. The maturity date of these promissory notes has subsequently been extended to be coterminous with the maturity of the promissory note issued in September 2016 (as described below).

In September 2016, we issued a promissory note in the principal amount of $3.0 million to Shidler LP in consideration of a loan in that amount made by Shidler LP to the Operating Partnership. The promissory note accrues interest at a rate of 5% per annum, with interest payable quarterly, subject to the Operating Partnership’s right to defer the payment of interest for any or all periods until the date of maturity. The maturity date for this promissory note is the earlier of (i) December 31, 2017 and (ii) the date on which the Operating Partnership has fully satisfied, or is released from, any liability under its indemnification agreement with Shidler LP relating to the security pledged by Shidler LP in support of the existing credit facility with First Hawaiian Bank (described below).

The maturity of the Operating Partnership’s outstanding promissory notes will accelerate upon the occurrence of an underwritten public offering of at least $75 million of our common stock, the sale of all or substantially all of our assets or our merger or consolidation with another entity. The promissory notes are unsecured obligations of the Operating Partnership and (except for the September 2016 note) are subordinated to the Operating Partnership’s existing credit facility with First Hawaiian Bank as well as the Operating Partnership’s indemnification obligations to Shidler LP in connection with security pledged by Shidler LP in support of the existing credit facility.

For the period from March 20, 2008 through December 31, 2016, interest payments on these promissory notes have been deferred with the exception of $0.3 million which was related to a portion of the notes exchanged for Class A Common Stock in 2009. At December 31, 2016, accrued and unpaid interest on these promissory notes totaled $19.1 million.

Indemnification Agreements

As security for the Operating Partnership’s credit agreement with First Hawaiian Bank, Shidler LP pledged to First Hawaiian Bank a certificate of deposit in the principal amount of $25 million. As a condition to the pledge, the Operating Partnership and Shidler LP entered into an indemnification agreement pursuant to which the Operating Partnership agreed to indemnify Shidler LP from any losses, damages, costs and expenses incurred by Shidler LP in connection with the pledge. In addition, to the extent that all or any portion of the certificate of deposit is withdrawn by First Hawaiian Bank and applied to the payment of principal, interest and/or charges under the credit agreement, the Operating Partnership agreed to pay to Shidler LP interest on the withdrawn amount at a rate of 7.00% per annum from the date of the withdrawal until the date of repayment in full by the Operating Partnership to Shidler LP. Pursuant to the indemnification agreement, the Operating Partnership also agreed to pay to Shidler LP an annual fee of 2.00% of the entire $25 million principal amount of the certificate of deposit. During each of the years ended December 31, 2016 and 2015, we recognized $0.5 million to Shidler LP pursuant to this agreement. As of December 31, 2016, we have accrued approximately $0.4 million of interest payments owed to Shidler LP for this annual fee.

The mortgage debt outstanding under our new loan agreement is non-recourse to our Operating Partnership, except for customary recourse carve-outs for borrower misconduct and environmental liabilities. The recourse liability for borrower misconduct and environmental liabilities was guaranteed by Mr. Shidler. Our Operating Partnership has agreed to indemnify Mr. Shidler to the extent of his guaranty liability.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The board of directors has selected and appointed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2017. Ernst & Young audited our consolidated financial statements as of and for the years ended December 31, 2016 and 2015. Although ratification by stockholders is not required by law or by our bylaws, our board of directors believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the board of directors, in its discretion, may select a different independent registered public accounting firm at any time if the board of directors believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment of Ernst & Young, the board of directors will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors. A representative of Ernst & Young is not expected to be present at the Annual Meeting.
Fees
The following table sets forth the aggregate fees by our principal accountant, Ernst & Young, for professional services rendered on behalf of the Company and its subsidiaries for fiscal years 2016 and 2015, as well as all out-of-pocket costs incurred in connection with these services (amounts in thousands).

	2016	2015
Audit Fees	$352	$341
Tax Fees	136	145
Total	$488	$486

Audit fees consist of fees for professional services rendered for the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s quarterly reports. Tax fees consist primarily of fees for tax return preparation.
Pre-Approval Policies and Procedures
The Company’s board of directors, which serves as the audit committee, reviews the scope and extent of all audit and non-audit services to be provided by our independent registered public accounting firm and reviews and pre-approves all fees to be charged for such services.  In pre-approving services to be provided by the independent auditors, the board of directors considers whether such services are consistent with applicable rules regarding auditor independence.  All fees set forth in the table above were pre-approved by the board of directors.
Vote Required
Assuming a quorum is present, the ratification of the appointment of Ernst & Young as our independent registered public accounting firm requires the approval of a majority of the votes cast at the Annual Meeting. Abstentions will have no effect on this proposal, but will be counted when determining whether there is a quorum present. In the absence of your voting instructions, your bank, broker or other nominee may vote your shares in its discretion with respect to this proposal.

Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

REPORT OF THE BOARD OF DIRECTORS ACTING AS THE AUDIT COMMITTEE
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company incorporates it by specific reference.
The board of directors does not have an audit committee. Instead, the full board of directors performs the equivalent functions of an audit committee. In this context:

1.	The board of directors has reviewed and discussed with management the audited financial statements of Pacific Office Properties Trust, Inc. for the fiscal year ended December 31, 2016.

2.
The board of directors has discussed with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.
The board of directors has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the board of directors concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the board of directors approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.
Submitted by the Board of Directors acting as the Audit Committee:
Jay H. Shidler
Michael W. Brennan

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PACIFIC OFFICE PROPERTIES TRUST, INC.

IMPORTANT ANNUAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on June 20, 2017.

Vote by Internet

- Go to **www.investorvote.com/PCFO**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR both the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - Jay H. Shidler	☐	☐	02 - Michael W. Brennan	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 3 3 0 2 8 4 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PACIFIC OFFICE PROPERTIES TRUST, INC.

Proxy Solicited by Board of Directors for Annual Meeting — June 20, 2017

Lawrence J. Taff and Kimberly F. Aquino, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Pacific Office Properties Trust, Inc. to be held at 841 Bishop Street, Suite 1700, Honolulu, HI 96813 on Tuesday, June 20, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR both nominees and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

PACIFIC OFFICE PROPERTIES TRUST, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR both the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - Jay H. Shidler	☐	☐	02 - Michael W. Brennan	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 3 2 0 2 8 4 2

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PACIFIC OFFICE PROPERTIES TRUST, INC.

Proxy Solicited by Board of Directors for Annual Meeting — June 20, 2017

Lawrence J. Taff and Kimberly F. Aquino, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Pacific Office Properties Trust, Inc. to be held at 841 Bishop Street, Suite 1700, Honolulu, HI 96813 on Tuesday, June 20, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR both nominees and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)